Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of
Calvert Cash Reserves:

We consent to the use of our reports dated November 19, 2007, with respect to the financial statements of the Institutional Prime Fund, a series of Calvert Cash Reserves, as of September 30, 2007, incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" in the Registration Statement on Form N-14.

/s/KPMG LLP

Philadelphia, Pennsylvania
October 1, 2008